                                                                     EXHIBIT 4.9

                          AMENDMENT TO RIGHTS AGREEMENT


         This AMENDMENT, dated as of September 13, 2002, to the Rights Agreement (as defined below) is by and between Devon Energy Corporation (the "Company") and Wachovia Bank, N.A. ("Wachovia"), as successor Rights Agent.

         WHEREAS, the Company entered into a Rights Agreement, dated as of August 17, 1999 (as heretofore amended, the "Rights Agreement"), with Fleet National Bank (f/k/a BankBoston, N.A.) as rights agent (the "Predecessor Agent");

         WHEREAS, the Company has given the Predecessor Agent proper notice of removal as rights agent under Section 21 of the Rights Agreement and desires to appoint Wachovia as the successor rights agent under the Rights Agreement; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

         NOW, THEREFORE, the Company and Wachovia hereby agree as follows, and the Rights Agreement is hereby amended as follows:

         1. The Company appoints Wachovia, and Wachovia accepts such appointment, as successor rights agent under the Rights Agreement, to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

         2. Wachovia represents that it is, or is an affiliate of, a corporation or trust company organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and has, as of the date hereof, a combined capital and surplus of at least $100,000,000.

         3. From and after the date hereof, all references in the Rights Agreement (including the exhibits thereto) to the Predecessor Agent or to the "Rights Agent" shall be deemed to be references to Wachovia.

         4 The Common Stock Certificate legend appearing in Section 3(c) is deleted in its entirety and replaced with the following:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a certain rights agreement (the "Rights Agreement") between the Corporation and the Transfer Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate.

                  The Corporation or the Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is, was or becomes and Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.

         5. The notice address of the Rights Agent set forth in Section 26 of the Rights Agreement is deleted in its entirety and replaced with the following:

                  Wachovia Bank, N.A.
                  1525 West W.T. Harris Blvd., Building 3C
                  Charlotte, NC 28262
                  Attention: General Counsel

         IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first above written.


                                       DEVON ENERGY CORPORATION


                                       By: /s/ Duke R. Ligon
                                          --------------------------------------
                                       Name: Duke R. Ligon
                                       Title: Senior Vice President and General
                                              Counsel


                                       WACHOVIA BANK, N.A.
                                       (as Rights Agent)


                                       By: /s/ DeVonna L. Mosley
                                          --------------------------------------
                                       Name: DEVONNA L. MOSLEY
                                            ------------------------------------
                                       Title: VICE PRESIDENT
                                             -----------------------------------

         I, Janice A. Dobbs, Secretary of Devon Energy Corporation, hereby certify that Duke R. Ligon is the Senior Vice President and General Counsel of Devon Energy Corporation and the signature appearing above is his genuine signature.


Dated: September 13, 2002              /s/ Janice A. Dobbs
                                       -----------------------------------------
                                       Janice A. Dobbs
                                       Secretary

                              OFFICER'S CERTIFICATE

         The undersigned hereby certifies that the Amendment to Rights Agreement, dated as of September 13, 2002, attached hereto is in compliance with
Section 27 of the Rights Agreement, dated as of August 17, 1999, as amended, by and between Devon Energy Corporation and Fleet National Bank (f/k/a Bank Boston, N.A.) (as Rights Agent).



                                       /s/ Duke R. Ligon
                                       -----------------------------------------
                                       Duke R. Ligon
                                       Senior Vice President and General Counsel
                                       Devon Energy Corporation


                                       Dated: September 13, 2002